EX - 10.4



THIS LEASE, made this 24th day of April, 2001, between

Parties         VANCE MINNESOTA STREET, L.P.

(hereinafter called "Lessor"), first party, and


                OTHNET

(hereinafter called "Tenant"), second party,

WITNESSETH, That:

Description
of Premises

1.      Lessor, in  consideration of the rents to be paid
        and the terms, covenants and conditions hereof to
        be
        performed and observed by Tenant, leases to Tenant
        the premises known and described as Suite North
        100 consisting of approximately 3,128 rentable
        square feet as outlined on the attached Exhibit
        "A" on the first   floor in the FIRST NATIONAL
        BANK BUILDING, (hereinafter referred to as "the building"), in Saint Paul, Minnesota, (the premises aforedescribed being hereinafter referred to as "the premises"), to be used by Tenant for the purpose of general office and for no other purpose.


Term

2. Tenant takes from Lessor the premises upon the rents, terms, covenants and conditions herein contained, TO HAVE AND TO HOLD the same for the term of five (5) years and zero (0) months, commencing on the first day of August, 2001, and ending on the last day of July, 2006 unless sooner terminated as herein provided.


Rent

3. Tenant covenants and agrees to pay Lessor the yearly rental during said term according to the schedule set forth in paragraph 26 of this Lease document in equal monthly installments, in advance, on the first day of each calendar month.
        Tenant agrees to pay a prorated monthly
        installment at the current rental rate for any fraction of a month if the term shall begin on any day except the first day or shall be terminated on any day except the last day of any month. All payments shall be made at the office of the Lessor in Saint Paul, Minnesota, or at such other place as may from time to time be designated by Lessor.

Heat and Air
Conditioning

4.      LESSOR AGREES THAT IT SHALL:
           (a)  Furnish through the equipment presently
           installed within the premises heat and air conditioning to provide a temperature and humidity condition required in the Lessor's judgment for comfortable occupancy of the premises under normal business operations, daily from 8:00 a.m. to 6:00 p.m., and from 8:00 a.m. to 1:00 p.m. on Saturdays, Sundays and Holidays excepted, based on occupancy by not more than one person for any one hundred square feet of space. Whenever heat-generating machines or equipment are used in the premises by the Tenant, which affect the temperature or humidity otherwise maintained by the air conditioning system, Lessor reserves the right to install supplementary air conditioning equipment in the premises, and the cost, operation and maintenance thereof shall be paid by Tenant to Lessor on the monthly rent payment dates at such rates as may be determined by Lessor.

Elevator
Service

          (b) Provide passenger elevator service daily for use in common with others as in the Lessor's judgment is reasonably necessary for the use and occupancy of the premises. Provide freight elevator service for use in common with others, daily from 8:00 a.m. to 4:00 p.m., Saturdays, Sundays and Holidays excepted.

Janitor
Service

          (c) Provide janitor service in and about the premises reasonably required in Lessor's judgment, Saturdays,
          Sundays and Holidays excepted. Cleaning services are as outlined on the attached Exhibit "B."


Normal
Repairs

          (d) Make all normal repairs to the premises arising by reason of wear and tear of normal use and occupancy, excluding repairs necessitated by the negligent or willful act or omission of Tenant, its agents, employees or visitors, or arising by reason of any breach of the terms and conditions of this lease and the rules and regulations pertaining to the building, and excluding, also, repairs to any special treatment of walls, floors or ceilings or to any other special improvements, alterations, additions, and fixtures made or installed by Tenant or at the request of Tenant.


Water
           (e) Provide water for drinking, lavatory and toilet purposes when drawn through fixtures installed by Lessor.


Electricity

           (f) Provide electricity so long as Lessor shall distribute electric current in the building, in which event Tenant shall obtain all electric current for the premises from Lessor and shall pay Lessor for such service as metered by Lessor at rates not in excess of prevailing local public utility rates for comparable load, quantity and service. Upon thirty (30) days' notice, Lessor may cease to furnish current without responsibility to
           Tenant, except to connect within the thirty
           (30) day period the electrical wiring system of the premises with another source of current, and Tenant shall pay supplier thereafter for such service. Tenant shall pay on the first day of the month for all electricity consumed by Tenant the previous month, including current consumed during janitor service, alterations or repairs in the premises.


Venetian
Blinds

           (g) Provide Venetian or similar type blinds for exterior windows. Tenant, at its own expense, may install drapes and window covering (and if installed, shall maintain them in attractive and safe condition); provided, however, they are determined by Lessor to be in harmony with the exterior and interior appearance of the building and to create no safety or fire hazard.

Interruption
of Service

5. Tenant agrees that Lessor does not warrant that any of the services referred to in paragraph 4 hereof will be free from interruption for causes beyond the reasonable control of Lessor; and that interruption of or failure in such services shall not be deemed an eviction or disturbance of Tenant's use and possession of the premises, nor shall such interruption or failure render the Lessor liable for damages to person, property or business suffered by Tenant or any other person, nor work an abatement of rent or otherwise relieve
        Tenant from performance of the obligations of this lease. If Tenant is unable to carry out its normal business for any period of over 24 hours in any area greater that 10% of the lease premises, Lessor agrees to refund to Tenant a pro rata portion of its rent for the period and portion of the leased premises rendered unusable by such unexcused interruption of service. Tenant shall pay all other rent and do all other things required of it under this Lease and shall have no claim for consequential damages against Lessor.

Building
Rules and
Regulations

6.       TENANT AGREES THAT IT SHALL:
         (a) Observe and comply with, in all respects, the rules and regulations of the building printed hereon, which said rules and regulations are hereby made a part of this lease, and to observe and comply with such reasonable rules and regulations as may be established from time to time by Lessor.

Lessor's
Access

         (b) Lessor and its agents shall have the right to enter the premises, to examine the same and, at its election, to make such repairs and alterations as it shall deem necessary for the safety, preservation and improvement thereof or of any other portion of the building, but nothing herein shall be construed to require Lessor to make such repairs or alterations, and Lessor shall not be liable to Tenant or any other person for failure or delay in making repairs or for damage or injury to person or property or Tenant's business caused in or by the making thereof or the doing of such work. Unless there is an emergency, Lessor will make an effort to provide advance notice.

Maintenance
and Waste

        (c) Keep the premises and all fixtures and appliances therein in good order and condition and replace all glass broken by Tenant with glass of the same quality as that broken, and commit no waste on the premises.

Electric
Lamps

       (d) Pay for all electricity, electric lamps, starters and ballasts used in the premises.

Surrender Upon
Termination

       (e)  Upon the termination of this lease in any
            manner or for any reason whatsoever, to quit and
            deliver up the
            premises and all keys thereto to Lessor
            peaceably and quietly in as good order and
            condition as the same are
            now in or hereafter may be put in by Lessor or Tenant, reasonable use and wear thereof excepted and to furnish
            Lessor with the combination to any vault on the
            premises.   Goods and effects not removed by Tenant
            at expiration of occupancy shall be considered abandoned and Lessor may dispose of the same as it deems expedient.

Assignment and
Subletting

        (f) Not assign this lease or any interest therein, nor sublet any part of the premises, or permit any person, whether jointly with Tenant or otherwise to occupy any part thereof without first obtaining, on each occasion, the written consent of Lessor, which shall not be unreasonably withheld, which consent, however, if given, will not release Tenant from Tenant's obligations hereunder. Should Tenant make such an assignment or subletting or permit any such occupancy without such written consent, neither acceptance of rent by Lessor thereafter from Tenant or any other person, nor failure on the part of Lessor for any particular period to take action on account of such breach or enforce its rights, shall be deemed a waiver of the breach, but the same shall be a continuing breach as long as such assignment, subtenancy or occupancy exists.


Alterations and
Improvements

       (g)  Not make any alterations, additions or
          improvements in or to the premises without the written approval of
          Lessor; and all alterations, additions or improvements made in or to the premises by or at the request of
          Tenant, except removable trade fixtures installed at the expense of Tenant, shall be paid for by Tenant and be and remain the property of Lessor. Any damage to the premises resulting from removal of Tenant's trade fixtures shall be repaired at the expense of Tenant.

Waste of
Utilities

        (h) Not allow any waste of water, heat, air-conditioning, or other agencies serving the premises, nor misuse or neglect the fixtures, appliances and apparatus pertaining thereto, or the vault doors, and promptly notify
         Lessor, in writing, of any accidents to or defects in any of the foregoing agencies and the fixtures, appliances and apparatus pertaining thereto.

Increase
of Hazard

           (I) Not do or permit to be done upon the premises anything which will increase the fire hazard or cause the insurance rates on the premises and the building to be increased or invalidate the insurance policies thereon, nor anything that may be dangerous to life, limb or property.

Damage and
Nuisance

           (j) Not overload, damage or deface the premises nor permit any objectionable noise or odors to escape or be emitted therefrom, nor do or permit anything to be done upon the premises in any way tending to create a nuisance or disturb any other tenant, or to injure the reputation of the building.

Compliance, cooking or
with Law

          (k)     Comply with all laws, ordinances and
          regulations respecting the use and occupancy of the premises and the business to be conducted thereon, and not use the premises for lodging, sleeping immoral purposes.

           Tenant agrees that Tenant's obligations under this paragraph 6 to do or not do a specified act shall extend to and include Tenant's obligation to see to it that Tenant's agents, employees and visitors shall do or not do such acts, as the case may be.

Damage or
Destruction
of Premises

7. In case the premises or any part thereof, or the whole or any part of the building of which they are a part, shall be destroyed or rendered untenantable by fire or other casualty after the execution hereof and before expiration of the term, then this lease and the said term shall terminate at the election of Lessor and upon written notice to Tenant from Lessor. In case of such destruction or damage, if the premises shall become and remain untenantable for a period of ninety-one (91) days, and if Lessor shall not have entered into a contract for the substantial restoration of the premises, which contract may contain the usual allowance of time in case of strikes or delays for which allowance is usually made in building contracts, then Tenant may, by written notice served upon Lessor, terminate this lease. If this lease is not so terminated in case of any such destruction or damage to the premises, a just proportion of the rent reserved, according to the nature and extent of the injuries sustained by the premises, shall be abated until the premises shall have been put in proper condition for use and occupation, except in the event such damage resulted from or was contributed to by the act, fault or neglect of Tenant, Tenant's employees or agents, in which event there shall be no abatement of rent.


Taking for
Public Use

8. Tenant agrees in case the premises or any part thereof, or the whole or any part of the building of which they are a part, shall be taken by right of eminent domain or by other authority of law, after the execution hereof and before expiration of said term, this lease may, at the election of Lessor, be thereby terminated. All damages allowed or awarded for any such taking, either to Lessor or to Tenant, shall be and remain the property of Lessor, whether the lease be terminated or remain in force, and Tenant hereby assigns to Lessor all right or claim which Tenant may at any time have to any such damages.


Injury to Property
of Tenant or
to Persons

9. Tenant agrees that all property of any kind that may be on the premises or in the building shall be at the sole risk of Tenant or those claiming through or under Tenant. Lessor, its officers and employees, shall not be liable for any loss of property by theft or burglary, nor for any damage to person or property in or about the premises or the building or to Tenant's business resulting from any accident, or from the operation or failure of any service, facility or equipment, or from water, rain, snow, steam or any other agency which come into, leak, issue or flow from any part of the premises or the building, or which may be caused by Lessor's employees or any tenant or any other person, or any other cause whatever, and Tenant hereby covenants and agrees to make no claim for any such loss or damage at any time, and to hold Lessor harmless from and indemnified against any such claim.

Lien on Fixtures
and Personal
Property

10.    OMIT

Lease Subordinate
to Mortgages

11. The rights of Tenant shall be and are subject and subordinate at all times to the lien of any mortgage or mortgages now or hereafter in force against the real estate of which the premises are a part, and Tenant shall execute such further instruments subordinating this lease to the lien of liens of any such mortgage or mortgages as shall be requested by Lessor. Tenant shall deliver to Lessor, within ten (10) days after written request, any estoppel letter which Lessor may reasonably request.

Rights Upon
Tenant's
Default

12.    It is further agreed by Lessor and Tenant that
        this lease is made upon the condition that if
        Tenant shall neglect or fail to pay the rent
        within five (5) days of the due date and to keep, observe and perform any of the covenants and agreements contained in this lease, which are to be kept, observed or performed by Tenant, or if
        the leasehold interest of Tenant shall be taken on execution or by other process of law, or if Tenant shall petition to be or be declared bankrupt or
        insolvent    according to law, or if any receiver of
        the property of Tenant is appointed, or if any assignment shall be made of Tenant's property for the benefit of creditors, or if Tenant shall vacate the premises or abandon the same during the term of this lease, then and in any of said cases Lessor, in addition to all other rights and remedies available to Lessor by law or by other provisions hereof, may immediately or at any time thereafter, and without further notice or demand, enter into and upon the premises, or any part thereof, in the name of the whole, remove all persons and property therefrom and take absolute possession of the same, without such reentry working a forfeiture of the rents to be paid and the covenants to be performed by Tenant for the full term of this lease, and may, at Lessor's election, lease or sublet the premises, or any part thereof, on such terms and conditions and for such rents and for such time as Lessor may elect, and after crediting the rent actually collected by Lessor from such reletting on the rentals stipulated to be paid under this lease by Tenant, from time to time collect from Tenant any balance remaining due from time to time on the rent reserved under this lease, charging to Tenant such costs and expenses as Lessor may sustain in restoring and repairing the premises and putting the same in rentable condition, the costs of renting to another tenant and all reasonable attorneys' fees and expenses incurred in enforcing any of the terms of this lease.

        Or the Lessor may, at its election and upon written notice to Tenant, declare this lease forfeited and void, and may thereupon reenter and take full and absolute possession of the premises as the owner thereof, and free from any right or claim of Tenant or any person or persons claiming through or under Tenant; and such election, notice and reentry, last mentioned, shall be and constitute an absolute bar to any right to enter by Tenant upon the payment of all arrearages of rent and costs after a dispossession. Tenant further agrees that in the case of any such forfeiture and cancellation of said lease, Tenant will indemnify Lessor against all loss of rents and other damage which Lessor may incur by reason of such termination, including, but not being limited to, costs of restoring and repairing the premises and putting the same in rentable condition, costs of renting the premises to another tenant, loss or diminution of rents and other damage which Lessor may incur by reason of such termination, and all reasonable attorneys' fees and expenses incurred in enforcing any the terms of this lease.

No Light or
Air Rights

13. This lease does not grant any rights to light and air over property except public streets and alleys adjoining the land on which the building is situated.

Premises
Not Ready

14. If the premises shall not be vacant or ready for occupancy on the first day of the term, Lessor shall not be liable for damages, but a proportionate part of the rent shall be abated until the premises are ready for occupancy.

Indemnity Against
Expenses and
Attorneys' Fees

15.   a.   Tenant agrees to pay, and save Lessor harmless
from, any and all costs, damages, expenses and attorneys' fees resulting from Tenants failure to perform any of the terms, covenants and agreements of this lease.

      b. Except as provided under paragraph 5 hereof, Lessor agrees to pay, and save Tenant harmless from any and all costs, damages, expenses and attorney's fees resulting from Lessor's failure to perform any of the terms, covenants and agreements of this Lease.


Giving of Notice

16. All bills, statements, notices or communications which Lessor may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing and either delivered to Tenant personally or sent by certified mail, addressed to Tenant at the building, and the time of rendition thereof or the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant as herein provided. Any notice by Tenant to Lessor must be served by
        registered or certified mail, addressed to Lessor at the address where the last previous rental hereunder was payable, or in case of subsequent change upon notice given, to the latest address furnished.

Non-Waiver

17. Neither acceptance of rent by Lessor, with or without knowledge of breach, nor failure of Lessor to take action on account of any breach hereof or to enforce its rights hereunder, shall be deemed a waiver of any breach, and absent written notice or consent, said breach shall be a continuing one.

Construction
of Lease
Provisions

18. The word "Tenant", wherever used in this lease, shall be construed to mean "Tenants". In all cases where there is more than one Tenant and more than one person, partnership, association or corporation signs as a party hereto, then the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships, associates or individuals, men or women, shall in all cases be assumed as though in each case fully expressed. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Lessor and Tenant, and their respective heirs, legal representatives, successors and assigns, provided that this lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant, except upon the expressed written consent or election of Lessor.
        There are no understandings or agreements other than those stated in this lease, and if any covenant, agreement or condition in this lease shall be adjudged void, such adjudication shall not affect the validity, obligation or performance of any other covenant, agreement or provision which is valid, and no controversy concerning the same shall delay performance of any other covenant, agreement or provision.

Rental
Adjustment

19. The yearly rental as set forth under paragraph 3 is subject to adjustment in accordance with the following:
             (a) Definitions: As used in paragraph (B) of this paragraph 19 and elsewhere in this
             Lease:
              (1) The "rentable square feet of the building" shall mean and be deemed to be 662,845 square feet.
              (2) The "square feet of the premises" shall mean and be deemed to be 3,128 rentable square feet.
              (3)    "Operating Expenses" shall mean and
              include (exclusive of "Taxes" as
              hereinafter defined) all expenditures,
              costs, disbursements and reimbursements of every kind and nature whatsoever, foreseen or unforeseen, and incurred or accrued or for which Lessor shall pay or become obligated to pay, and relating to the Lease term, because of or in connection with the ownership, maintenance, repair or operation of the premises or the building as a whole or the rights, privileges, franchises or permits appurtenant thereto, including without limitation, expenditures, costs, disbursements and reimbursements for or with respect to wages, salaries, labor, fringe benefits, employee taxes, insurance, management fees (not to exceed five percent of gross receipts), professional fees, materials, supplies, fees for license permits and inspection, maintenance and service contracts, security, utilities, heat, water, air conditioning, window washing, cleaning, maintenance, repair and cleaning of skyways and common areas and rubbish removal and other contract services.
              Excluded from Operating expenses shall be
              (a) debt service on loans (but not hereby excluding costs associated with normal maintenance, repair and replacement that may be deemed interest, such as finance charges), (b) any expenses to the extent
              Lessor is reimbursed by insurance or
              otherwise (other than reimbursement by
              Tenant or other tenants for their
              proportionate share thereof) and (c) the cost of any items which, under generally accepted accounting principals consistently applied as pertaining to buildings such as the building in which the premises are situated, are properly classified as capital items (except to the extent such items have been historically treated otherwise with respect to the building in which the premises are situated), but not treating as capital items replacements or renovations necessary for ordinary operation of the building and requiring such replacement or renovation in the normal course, such as, for example, refurnishing, recarpeting or repairing in common areas; provided, however, that in the event Lessor makes any capital improvements to the building which are intended to or have the effect of reducing Operating Expenses, the
              Operating Expenses may be adjusted upward only by an amount equal to Lessor's reasonable estimate of annual savings attributable to the capital improvements
              (not to exceed the cost of such capital
              improvements).

              (4)     "Taxes" shall mean real estate taxes,
              assessments (whether general or special), sewer rents, rates and charges, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, or any other taxes imposed upon or measured by the Lessor's income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes), which may now or hereafter be levied, assessed or imposed against the building or the land on which the building is located, or both, and are due and payable during the Lease term.
              "Taxes" shall also include the amount of any gross receipts tax, sales tax or similar tax (but excluding therefrom any income tax) payable, or which will be payable, by Lessor by reason of the receipt of Rent. Notwithstanding the foregoing, if at any time during the Lease term the method of taxation then prevailing shall be altered so that any new tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Lessor in place or partly in place of any such Taxes, or contemplated increase therein, and shall be measured by or be based in whole or in part upon the building, the land on which the building is located or the rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes.

                 (b)  Additional Rent.  In addition to
                 Yearly Rent, Tenant covenants and
                 agrees to pay to Lessor for that
                 portion of calendar year 2001,
                 commencing on January l, 2002, and
                 for each calendar year thereafter
                 during the Lease term, a sum equal to
                 the amount by which Taxes and
                 Operating Expenses per rentable
                 square foot of the building (Taxes
                 and Operating Expenses divided by
                 662,845) for such calendar year
                 exceed the actual Taxes and Operating
                 Expenses per square foot for calendar
                 year 2001 (Base Cost) multiplied by
                 the rentable square feet of the
                 premises ("Additional Rent").  Prior
                 to January l, 2002, and prior to each
                 January l thereafter during the Lease
                 term, Lessor shall notify Tenant in
                 writing of the estimated Additional
                 Rent to be paid by Tenant during the
                 forthcoming calendar year.
                 Notwithstanding the foregoing, Lessor
                 shall use its best efforts to inform
                 Tenant of the estimated Additional
                 Rent for the subsequent calendar year
                 before December l5, of each year
                 during the lease term.  Unless the
                 area of the premises changes during
                 such calendar year or this Lease
                 expires or is terminated before the
                 end of such calendar year, Tenant
                 shall pay the estimated Additional
                 Rent for such calendar year in twelve
                 (l2) equal monthly installments on
                 the first day of January and the
                 first day of each month thereafter
                 during the calendar year.  Additional
                 Rent for any fraction of a calendar
                 year falling within the Lease term
                 shall be prorated on the basis of the
                 number of days of the Lease term
                 within the calendar year compared to
                 365.  Monthly installments of
                 Additional Rent for any such fraction
                 of a calendar year shall be
                 determined as if the entire calendar
                 year were included in the Lease Term,
                 but shall be paid only on the first
                 day of the months within the Lease
                 term, subject to proration for
                 fractional months.  After the end of
                 each calendar year, any part of which
                 is included in the Lease term,
                 beginning with calendar year 2001,
                 Lessor shall notify Tenant in writing
                 of Lessor's determination of the
                 actual Additional Rent payable by
                 Tenant during such completed calendar
                 year.  Within sixty (60) days after
                 Lessor's notice to Tenant, if the
                 estimated Additional Rent paid by
                 Tenant is less than the actual
                 Additional Rent, Tenant shall pay the
                 deficiency to Lessor.  If the
                 estimated Additional Rent is in
                 excess of the actual Additional Rent,
                 the excess shall be applied to any
                 rent due or next coming due under
                 this Lease.  Tenant shall not be
                 entitled to any credit or payment
                 from Lessor if Taxes and Operating
                 Expenses are less than the Base Cost
                 for any calendar year.

Holding Over

20. If Tenant shall remain in possession of the premises after termination of this lease or expiration of the Lease term without Lessor's written agreement as to such possession, then Tenant shall be deemed a tenant-at sufferance and shall pay rent, prorated on a daily basis, equal to two times the highest yearly rental and Additional Rent provided for under paragraphs 3 and 19 for each day Tenant remains in the premises, and Tenant shall also pay to Lessor or demand all damages, consequential as well as direct, incurred by Lessor as a result of such holding over. Such holding over shall not constitute an extension or renewal of this
           Lease and shall not create a tenancy at will or any other lawful tenancy. Nothing in this paragraph contained shall be construed or operate as a waiver of Lessor's right of re-entry or any other right or remedy of Lessor under this Lease or at law or in equity.


Tenant's
Insurance

21. During the Lease term, Tenant shall maintain at its own expense:
             (a) Fire insurance with extended coverage and water damage insurance in amounts sufficient to fully cover Tenant's furniture, fixtures, equipment, records and personal property and all other property in the premises which is not owned by

            (b)  For the mutual benefit of Lessor and
             Tenant, comprehensive general public
             liability insurance,
             including Contractual Liability coverage insuring the indemnity obligations of Tenant contained in this lease. Such insurance policy or policies shall cover claims for personal injury, wrongful death and property damage occurring in or on the premises or arising out of the use or occupancy of the premises or any part thereof. Such insurance shall afford protection in amounts which are reasonably acceptable to Lessor from time to time, but shall never be less than a combined single limit of $l,000,000.00 for personal injury or death and property damage in any one occurrence. Lessor shall be named as an insured, and each such policy shall contain a cross-liability endorsement.

             A certificate of insurance as to each policy of insurance required to be procured by Tenant shall be delivered to the Lessor before Tenant's occupancy of the premises. A certificate of insurance as to each renewal policy to be procured by Tenant shall be delivered to Lessor at least twenty (20) days the expiration date of the policy then in force. Each policy of insurance required to be maintained by Tenant hereunder shall contain an endorsement requiring thirty (30) days' written notice from the insurance company to Lessor before cancellation or change in the coverage, scope or amount of any such policy.


Indemnity

22.  Tenant will (to the full extent permitted by
     applicable law) protect, indemnify and save harmless
     Lessor,   any
     agent or beneficiary of Lessor, and any partner, officer, director or share holder of any of the foregoing (each an
     "Indemnified Party") from and against all claims, judgements causes of action, liabilities, costs, expenses and damages (including, without limitation, attorneys' fees and expenses) imposed upon or or asserted against any Indemnified Party or against any Indemnified Party's interest in the building by reason of any accident, injury to or death of any person or persons or loss of or damage to property occurring on or in, or arising out of the use or occupancy of, the premises or any part hereof by Tenant, unless caused solely by the willful misconduct or gross negligence of such Indemnified Party.


       Lessor will (to the full extent permitted by applicable law) protect, indemnify and save harmless Tenant, any agent or beneficiary of Tenant, and any partner, officer, director or share holder of any of the foregoing
       (each an "Indemnified Party") from and against all claims, judgements causes of action, liabilities, costs, expenses and damages (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against any Indemnified Party or against any Indemnified Party's interest in the building by reason of any accident, injury to or death of any person or persons or loss of or damage to property occurring on or in, or arising out of the use or occupancy of, the premises or any part hereof by Lessor, unless caused solely by the willful misconduct or gross negligence of Tenant.

Waiver of Claims
and Subrogation

23. Each party hereto hereby waives all claims, causes of action, and rights of recovery against the other and the other's officers, agents, employees and partners for loss occurring to the building, the premises and the improvements, betterments, equipment, trade fixtures, merchandise, records, inventory and other personal property owned by Lessor or Tenant therein or thereon if and to the extent the owner of such property is reimbursed for such loss by insurance proceeds, except Lessor does not waive against Tenant the right to claim and receive insurance proceeds from policies of insurance carried by Tenant on behalf of Lessor. Each party agrees to use its best efforts to have its property insurance policies endorsed to provide for waiver of subrogation by the insurance carriers.


Late Payments

24. Tenant covenants and agrees to pay to Lessor, immediately on demand, a late payment charge equal to one percent (1%) of the amount of any installment of yearly rental or estimated Additional Rent which is made five days after the due date for such installment, as set forth in paragraphs 3 and 19 of this lease. Tenant agrees that such a charge is reasonable to compensate Lessor for its additional administrative costs and expenses associated with late payments. Nothing contained in this paragraph
         24 shall affect the remedies provided
         for in paragraph 12 or elsewhere in this lease or at law or in equity for defaults by Tenant.


Early
Occupancy


25. Tenant may occupy the premises starting May 1, 2001 and rent shall be abated for May, June and July, 2001. Tenant would pay for electricity that is metered and billed monthly, starting April 15, 2001.


Rent

Schedule

26. The following monthly rent schedule shall apply to Suite N100:

          MONTHLY




  Year 1       $2,500.00 Effective August 1, 2001

  Year 2       $2,500.00 Effective August 1, 2002

  Year 3       $3,910.00 Effective August 1, 2003

  Year 4       $3,910.00 Effective August 1, 2004

  Year 5       $3,910.00 Effective August 1, 2005


Early
Termination


27.      Tenant may end the Lease after the second year on July
         31st
         by providing ninety (90) day prior written
         notice of intent and a payment of $33,840.00 or
         $16,920.00
         at the third year or $8,460.00 after the fourth year.




Leasehold
Improvements

28. The Lessor will provide the following leasehold improvements at no cost to Tenant:

         a. Paint walls a color similar to the existing.
         b. Clean carpeting.
         c. Remove test cubicles in the entry area and patch floor covering.
         d. Repair window blinds.


The marginal headings are for purposes of identification only and do not limit or enlarge the provisions of this lease.


IN WITNESS WHEREOF, the respective parties hereto have executed this lease, or caused this lease to be executed by their duly authorized representatives, the day and year first above written, the Tenant hereby acknowledging that at the time of making and delivery of this instrument the Lessor delivered to Tenant a full true and complete copy of same.

OTHNET, TENANT, PARTY OF THE    VANCE MINNESOTA STREET, L.P.
SECOND PART                     LESSOR, PARTY OF THE FIRST PART


                                MINNESOTA STREET ASSOCIATES,
                                INC.
                                ITS MANAGING AGENT